Exhibit 99.2

Certification of CFO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Tetra Tech, Inc. (the “Company”) on Form 10-Q for the quarterly period ended March 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David W. King, as Chief Financial Officer and Treasurer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 that:

1)     The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David W. King
David W. King
Chief Financial Officer and Treasurer
May 14, 2003

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Act of 1934, as amended.